Legg Mason Partners Core Bond Fund
Legg Mason Partners Core Plus Bond Fund
Legg Mason Partners Diversified Strategic Income Fund
Legg Mason Partners High Income Fund
Legg Mason Partners Municipal High Income Fund

Item 77Q1

April 5, 2007

Legg Mason Investor Services, LLC
100 Light Street
Baltimore, Maryland 21202

Re:	Distribution Agreement

Ladies and Gentlemen:
      Reference is made to the Distribution Agreements
(each, as amended to date, an "Agreement" and, collectively, the "Agreements"), by and between each investment management company identified as an "Old Fund" on Exhibit A hereto (each, an "Investment Company" and, collectively, the "Investment Companies"), having registered its shares for each of its series, if any, identified as an "Old Portfolio" on Exhibit A hereto (each, a "Portfolio" and, collectively, the "Portfolios"), and Legg Mason Investor Services, LLC.
      In connection with a restructuring of the complex of which the Investment Companies and Portfolios are a part, as of the close of business on April 13, 2007 or April 27, 2007, as indicated on Exhibit A hereto (each, a "Closing
Date"), many of the Investment Companies and Portfolios will be reorganized as set forth on Exhibit A hereto.
Additionally, as indicated on Exhibit A hereto, several the Investment Companies and Portfolios shall cease operations following fund combinations as of the close of business on April 27, 2007 (the "Termination Date").
      On each applicable Closing Date, (i) each management company identified as a "New Fund" shall become the "Investment Company" party to the applicable Agreement and shall assume all of the rights and obligations under such Agreement of the corresponding Old Fund with respect to each applicable Old Portfolio (or, if such Old Fund has no Old Portfolios, with respect to the Old Fund itself),
(ii) each such New Portfolio shall be deemed a "Fund" within the meaning of the applicable Agreement and the shares for such New Portfolio shall be deemed "Shares" within the meaning of the Agreement, (iii) each Old Fund shall cease to be a party to the applicable Agreement and shall have no rights or obligations thereunder, and (iv) each corresponding Old Portfolio shall cease be deemed to be a "Fund" under the applicable Agreement and shares for such Old Portfolio shall cease to be "Shares" within the meaning of the Agreement.
      As of the Termination Date, (i) each Old Fund indicated on Exhibit A hereto as terminating operations, or as having all of its Old Portfolios terminating operations, shall cease to be deemed the "Investment Company" under the applicable Agreement and shall have no further rights or obligations under the Agreement by virtue of all of its Old
Portfolios (or, if such Old Fund has no Old Portfolios, the
Old Fund itself) having ceased operations in connection with a fund combination, and (ii) each Old Portfolio indicated on Exhibit A hereto as terminating operations shall cease to be deemed a "Fund" under the applicable
Agreement and shares for such Old Portfolio shall cease to be "Shares" within the meaning of the Agreement by virtue of the Old Portfolio having ceased operations in connection with a fund combination.
      Except to the extent expressly set forth herein, this letter shall not be deemed to otherwise amend or modify any term of any of the Agreements.
      Please sign below to evidence your consent and agreement to the above.

EACH MANAGEMENT INVESTMENT COMPANY
IDENTIFIED ON EXHIBIT A HERETO AS
AN "OLD FUND"
OR A "NEW FUND"

By:
Name:
Title:

Consented and Agreed to:

LEGG MASON INVESTOR SERVICES, LLC


By:
Name:
Title:


Exhibit A
Old Fund:

Old Portfolio: Legg Mason Partners Core Bond Fund (f/k/a Smith Barney Total Return Bond Fund)

Restructuring, Fund Combination or Other Cessation of Operations: Restructuring

New Fund: Legg Mason Partners Income Trust

New Portfolio: Legg Mason Partners Core Bond Fund

Closing Date or Termination Date (as applicable): 4/13/07



Old Fund:Legg Mason Partners Core Plus Fund , Inc. (f/k/a Smith Barney Core Plus Bond Fund, Inc.)

Old Portfolio: n/a

Restructuring, Fund Combination or Other Cessation of Operations: Restructuring

New Fund: Legg Mason Partners Income Trust

New Portfolio: Legg Mason Partners Core Plus Bond Fund

Closing Date or Termination Date (as applicable): 4/13/07


Old Fund:

Old Portfolio: Legg Mason Partners Diversified Strategic Income Fund( f/f/a Smith Barney Diversified Strategic Income Fund)

Restructuring, Fund Combination or Other Cessation of Operations: Restructuring

New Fund: Legg Mason Partners Income Trust

New Portfolio: Legg Mason Partners Diversified Strategic Income Fund

Closing Date or Termination Date (as applicable): 4/13/07


Old Fund:

Old Portfolio: Legg Mason Partners High Income Fund( f/f/a
Smith Barney High Income Fund)

Restructuring, Fund Combination or Other Cessation of Operations: Restructuring

New Fund: Legg Mason Partners Income Trust

New Portfolio: Legg Mason Partners High Income Fund

Closing Date or Termination Date (as applicable): 4/13/07


Old Fund:

Old Portfolio: Legg Mason Partners Municipal High Income Fund( f/f/a Smith Barney Municipal High Income Fund)

Restructuring, Fund Combination or Other Cessation of Operations: Restructuring

New Fund: Legg Mason Partners Income Trust

New Portfolio: Legg Mason Partners Municipal High Income Fund

Closing Date or Termination Date (as applicable): 4/13/07